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                                                                      Exhibit 21






                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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                  SUBSIDIARY                          STATE OF INCORPORATION
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      Morgan's Creative Restaurant Concepts, Inc.             Ohio
      Morgan's Restaurants of Ohio, Inc.                      Ohio
      Morgan's Restaurants of Pennsylvania, Inc.          Pennsylvania
      Morgan's Weirton Foods, Inc.                        West Virginia
      Morgan's Restaurants of New Jersey, Inc.              New Jersey
      Morgan's Foods of Missouri, Inc.                       Missouri